EXHIBIT 10.2

AMENDMENT NO. 6
TO

CREDIT AGREEMENT PROVIDING FOR A
SENIOR SECURED TERM LOAN
OF $38,500,000

dated August 26, 2014,

CENTRAL GULF LINES, INC.
as Borrower,

AND

The Banks and Financial Institutions listed on Schedule I thereto,

as Lenders,

AND

DVB BANK SE

as Mandated Lead Arranger, Facility Agent and as Security Trustee

AND

INTERNATIONAL SHIPHOLDING CORPORATION,
as Guarantor

Dated as of January 8, 2016

AMENDMENT NO. 6 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 6 TO CREDIT AGREEMENT (this “Amendment”) is dated as of January 8, 2016 , by and among (1) CENTRAL GULF LINES, INC., a corporation existing under the laws of the State of Delaware, as borrower (the “Borrower”), (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the “Guarantor”), (3) DVB Bank SE and the other banks and financial institutions listed on Schedule I to the Facility Agreement (as defined below), as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Facility Agreement, as defined below, the “Lenders” and each a “Lender”), and (4) DVB BANK SE, (“DVB”), as facility agent (in such capacity including any successor thereto, the “Facility Agent”), as security trustee for the Lenders (in such capacity, the “Security Trustee” and, together with the Facility Agent, the “Agents”), and amends and is supplemental to the Senior Secured Term Loan Credit Agreement dated as of August 26, 2014, by and among Waterman Steamship Corporation, as original borrower (“Waterman Steamship”), the Guarantor, the Lenders and the Agents, as amended by an Amendment No. 1 dated as of October 28, 2014, by and among Waterman Steamship, the Guarantor, the Lenders and the Agents, an Amendment No. 2 dated as of November 24, 2014, by and among Waterman Steamship, the Guarantor, the Lenders and the Agents, an Omnibus Assignment and Assumption Agreement dated as of December 29, 2014, by and among Waterman Steamship, as assignor, LCI Shipholdings, Inc. (“LCI”), as assignee, the Guarantor, the Lenders and the Agents, pursuant to which LCI became the borrower under said Senior Secured Term Loan Credit Agreement, an Amendment No. 3 dated as of March 30, 2015 entered into by and among LCI, the Guarantor, the Lenders and the Agents, an Amendment No. 4 dated as of April 20, 2015 entered into by and among LCI, the Guarantor, the Lenders and the Agents, an Omnibus Assignment and Assumption Agreement dated as of August 4, 2015, by and among LCI, as assignor, the Borrower, as assignee, the Guarantor, the Lenders and the Agents, pursuant to which the Borrower became the borrower under said Senior Secured Term Loan Credit Agreement (the “CGL Assignment”), a letter agreement dated as of September 15, 2015, a letter agreement dated as of November 4, 2015 and an Amendment No. 5 dated as of December 3, 2015 (collectively, the “Original Agreement”).

W I T N E S S E T H T H A T:

WHEREAS, the Security Parties and the Creditors have agreed to amend the Original Agreement pursuant to the terms set forth herein (as so amended, the “Facility Agreement”);

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1. Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein.

2. Representations and Warranties. Each of the Security Parties hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Original Agreement and the Note (updated mutatis mutandis) and that the copies of its resolutions, Certificate of Incorporation and By-laws or similar constituent documents thereof attached to its Officer’s Certificate delivered in connection with, inter alia, its entering into the Original Agreement have not been amended or rescinded and remain in full force and effect as of the date hereof.

3. No Defaults. Each of the Security Parties hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which has not been disclosed to the

Facility Agent in writing that, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4. Performance of Covenants. Each of the Security Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, other than as waived hereby, so long as the Facility Agreement, as may be amended or supplemented from time to time, shall remain in effect.

5. Amendments to the Original Agreement. Subject to the terms and conditions of this

Amendment,

(a)	Section 9.1(u) of the Original Agreement is hereby amended and restated to read as follows:

(u)Securities Market Place. With respect to the Guarantor, ensure that its common and preferred shares continue to trade on OTCQX Best Market or other over the counter securities market place acceptable to the Facility Agent

(b)	Schedule VI to the Original Agreement is hereby amended and restated in its entirety as set forth in Schedule 1 hereto.

6. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a)	This Amendment. The Borrower and the Guarantor shall have duly executed and delivered this Amendment to the Facility Agent.
(b)	Interest, Fees and Expenses Paid. The Facility Agent shall have received payment in full of all interest, fees and expenses due under or in connection to the Facility Agreement.
(c)	Mortgage Amendment. The Amendment No. 1 to the Preferred First Mortgage over the vessel GREEN BAY shall have been executed and recorded with the National Vessel Documentation Center.
(d)

Other Lender Waivers. The Borrower shall obtain (and provide copies to the Facility Agent) parallel written consents (to the extent required by the relevant loan documentation) from ING Bank N.V., London Branch and any other lender or creditor to the Guarantor or any of its subsidiaries in form and substance reasonably satisfactory to the Facility Agent.

7. Other Documents. By the execution and delivery of this Amendment, the Security Parties and the Lenders hereby consent and agree that all references in the Note and the Transaction Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended hereby. By the execution and delivery of this Amendment, each of the Security Parties hereby consents and agrees that each of the Note and any other documents that have been executed in connection with the Original Agreement and each of the Security Parties’ obligations under the Original Agreement shall remain in full force and effect notwithstanding the amendments contemplated hereby.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

9. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

10. Headings; Amendment. In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

CENTRAL GULF LINES, INC.

As Borrower

By: /s/ David B. Drake

Name: David B. Drake

Title: Vice President – Treasurer

INTERNATIONAL SHIPHOLDING CORPORATION

As Guarantor

By: /s/ David B. Drake

Name: David B. Drake

Title: Vice President – Treasurer

DVB BANK SE

As Facility Agent, Security Trustee and Lender

By: /s/ Hoyoon Nam

Name: Hoyoon Nam

Title: Attorney-in-Fact

By: /s/ Neil Stocco

Name: Neil Stocco

Title: Attorney-in-Fact

Schedule 1

Schedule VI

Part I - Milestones

(A) the arms’-length sale (or sale and leaseback) of the Glovis Countess by East Gulf Shipholding, Inc., a foreign Subsidiary of the Company, to occur no later than December 31, 2015, and with respect to which (i) the net cash proceeds of such sale shall not be less than $14,000,000 and (ii) such proceeds shall be retained by the Company for general working capital purposes and implementation of the Company’s 2015 restructuring plan

(B) the arms’-length sale of the Peggy Palmer and the Naida Ramil, which sale, in the case of the Peggy Palmer to occur no later than December 29, 2015 and in the case of the Naida Ramil, by January 15, 2016

(C) the arms’-length sale of all of the equity of or the assets and properties of Frascati Shops, Inc. and Tower, LLC (collectively, “FSI”), such sales to occur no later than January 25, 2016

(D) Waterman Steamship Corporation’s sale, assignment, early termination or other disposition of its bareboat charter agreements with Intermarine (the “Intermarine Contracts”), of which two of the Intermarine Contracts shall be disposed by no later than January 25, 2016 and the third Intermarine Contract shall be disposed on a best efforts basis by February 20, 2016

(E) the arms’-length sale of all of the stock, or assets and properties, of N.W. Johnsen & Co., Inc. (“NWJ”) to be completed no later than June 30, 2016
(F) the arms’-length sale of the other assets and properties identified in Part II below as part of the 2015 restructuring plan, such sales to occur not later than March 31, 2016
(G) the Company’s arms’-length sale or sale and leaseback of the HQ Building, such sale or sale and leaseback to occur not later than March 31, 2016

Part II - Designated Assets

Assets	Description	Comment
Saltholmen Shipping Ltd.	Minority equity interest	Owned by LCI Shipholdings, Inc.
Brattholmen Shipping Ltd.	Minority equity interest	Owned by LCI Shipholdings, Inc.
Oslo Bulk Shipping AS	Minority equity interest	Owned by Bulk Shipholding, Inc.
Oslo Bulk Holding Pte. Ltd.	Minority equity interest	Owned by Bulk Shipholding, Inc.
MPV notes	Freeport Indonesia Contract/Vessels	Owned by International Shipholding Corporation

Part III – Estimated Amounts of Prepayment

Asset	Potential Amount to DVB
Prepayment of the Green Bay Loan	$ 912,000
Sale of minority equity interests in Saltholmen Shipping Ltd. and Brattholmen Shipping Ltd.	$ 1,060,000
Sale of the MPV notes and N. W. Johnsen & Co.	$ 398,000
Sale of the minority equity interests in Oslo Bulk Shipping AS and Oslo Bulk Holding Pte. Ltd.	$ 1,060,000